Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-80607 and 333-39149) of Saville Systems PLC of our report dated March 2, 1999, appearing on page 32 of this Form 10-K.


PRICEWATERHOUSECOOPERS LLP
Dublin, Ireland
March 15, 1999